UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2014

Jabil Circuit, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14063	38-1886260
(State of jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10560 Dr. Martin Luther King, Jr. Street North, St. Petersburg, Florida 33716

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (727) 577-9749

                                                 N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On January 23, 2014, the Company held its Annual Meeting of Stockholders. As of the record date of November 25, 2013, 206,454,127 shares of the Company’s Common Stock were outstanding and entitled to vote. Of this amount, 182,647,496 shares, representing approximately 88.47% of the total number of eligible voting shares, were represented in person or by proxy constituting a quorum. Set forth below are the voting results from the proposals presented for a stockholder vote at such meeting, each of which received a sufficient number of votes to pass.

The following tables set forth the votes cast with respect to each of these matters:

1. Election of Directors:

	FOR	WITHHOLD	NON VOTES
Martha F. Brooks	158,174,784	1,526,208	22,946,504
Mel S. Lavitt	149,552,709	10,148,283	22,946,504
Timothy L. Main	148,693,911	11,007,081	22,946,504
Mark T. Mondello	157,732,083	1,968,909	22,946,504
Lawrence J. Murphy	149,610,866	10,090,126	22,946,504
Frank A. Newman	156,485,890	3,215,102	22,946,504
Steven A. Raymund	156,473,411	3,227,581	22,946,504
Thomas A. Sansone	147,888,575	11,821,417	22,946,504
David M. Stout	158,955,384	745,608	22,946,504

2. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered certified public accounting firm for the fiscal year ending August 31, 2014:

FOR	AGAINST	ABSTAIN	NON VOTES
178,137,052	4,266,783	243,661	0

3. To approve (on an advisory basis) the Company’s executive compensation:

FOR	AGAINST	ABSTAIN	NON VOTES
158,440,186	991,272	269,252	22,946,786

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JABIL CIRCUIT, INC. (Registrant)

January 29, 2014	By:	/s/ Forbes I.J. Alexander
Forbes I.J. Alexander
Chief Financial Officer

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